UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2015

Applied Materials, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-06920	94-1655526
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3050 Bowers Avenue P.O. Box 58039 Santa Clara, CA	95052-8039
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 727-5555

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As provided in the August 2013 employment agreement between Applied Materials, Inc. (the “Company”) and Michael R. Splinter, Mr. Splinter retired as an executive officer of the Company on March 31, 2015. Mr. Splinter continues to serve on the Company’s Board of Directors as Chairman of the Board.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company’s Annual Meeting of Stockholders was held on April 2, 2015 (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders cast their votes on three proposals, as set forth below.

Proposal 1.	Election of Directors.

Name of Nominee	For	Against	Abstain	Broker Non-Votes
Aart J. de Geus	969,773,512	11,066,333	6,063,687	130,349,249
Gary E. Dickerson	971,805,671	11,045,741	4,052,120	130,349,249
Stephen R. Forrest	970,349,380	10,400,664	6,153,488	130,349,249
Thomas J. Iannotti	956,503,120	24,307,089	6,093,323	130,349,249
Susan M. James	902,899,292	78,006,092	5,998,148	130,349,249
Alexander A. Karsner	958,384,846	22,350,723	6,167,963	130,349,249
Dennis D. Powell	965,873,681	14,874,409	6,155,442	130,349,249
Willem P. Roelandts	952,603,093	28,221,568	6,078,871	130,349,249
Michael R. Splinter	963,906,183	18,868,954	4,128,395	130,349,249
Robert H. Swan	969,608,901	11,130,692	6,163,939	130,349,249

Each of the ten nominees was elected to serve as a director for a one-year term and until he or she is succeeded by another qualified director who has been elected, or, if earlier, until his or her death, resignation or removal.

Proposal 2.	Approval, on an Advisory Basis, of the Compensation of the Company’s Named Executive Officers.

For	Against	Abstain	Broker Non-Votes
838,174,142	142,355,455	6,373,935	130,349,249

The compensation of the Company’s named executive officers, as disclosed in the Company’s Proxy Statement for the Annual Meeting, was approved on an advisory basis.

Proposal 3.   Ratification of the Appointment of Independent Registered Public Accounting Firm.

For	Against	Abstain
1,105,332,460	7,175,435	4,744,886

The appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year 2015 was ratified.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Applied Materials, Inc. (Registrant)

Dated: April 2, 2015

	By:	/s/ Thomas F. Larkins
Thomas F. Larkins
Senior Vice President, General Counsel and Corporate Secretary